As filed with the Securities and Exchange Commission on July 28, 1999

                                                      Registration No. 333-78575
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                 AMENDMENT NO. 2
                                       TO
                         FORM S-1 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
               (Exact name of registrant as specified in charter)
         ---------------------------------------------------------------
                             ABC TRUST SERIES 1999-A
                                yet-to-be formed
                      [Issuer with respect to the receipts]

              Delaware                               6211                             13-5674085
    (State or other jurisdiction         (Primary Standard Industrial              (I.R.S. Employer
  of incorporation or organization)       Classification Code Number)           Identification Number)

                           ---------------------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ---------------------------
                             Andrea L. Dulberg, Esq.
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------
                                   Copies to:
                                ANDREW B. JANSZKY
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                           ---------------------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [__]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                         Proposed Maximum       Proposed Maximum
    Title of Each Class of           Amount to Be         Offering Price       Aggregate Offering         Amount of
  Securities to Be Registered         Registered            Per Receipt             Price(1)         Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------
         ABC receipts                   100,000                $100                $10,000,000             $3,448.00
==========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)  Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST __, 1999.

PROSPECTUS
----------

                            [Number of ABC Receipts]
                             ABC TRUST SERIES 1999-A

         The ABC Trust Series 1999-A will issue ABC receipts evidencing your undivided beneficial ownership of common stock of [ ] companies in the [ ] industry. [ ] will be the trustee. You only may acquire, hold or transfer ABC receipts in a round-lot amount of 100 ABC receipts or round-lot multiples. The receipts are separate from the underlying securities that are evidenced by the receipt. For a list of the names and the number of shares of the companies that make up a receipt, see "Highlights of the [ ] Industry Receipts--The ABC Receipts" starting on page 5. The trust will issue additional ABC receipts on a continuous basis.

         Investing in the ABC receipts involves significant risks. See "Risk Factors" starting on page 4.

         The initial public offering price for a round-lot of 100 ABC receipts will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

         The ABC receipts are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or [ ], as trustee.

         Prior to this issuance, there has been no public market for the ABC receipts. Application has been made to list the ABC receipts on the [ ] Exchange under the symbol "[ ]."

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these ABC receipts, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Receipt                                  Price to
                               Price           Underwriting Fee         Public
                        --------------------------------------------------------
Per ABC receipt.......                               [2]%
TOTAL.................

         For purchases of receipts in excess of [ ] receipts, the underwriting fee will be [ ]%.

         Delivery of the ABC receipts will be on or about August __, 1999.

                            ------------------------

                               Merrill Lynch & Co.

                            ------------------------


                 The date of this prospectus is August __, 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary........................................................................3
Risk Factors...................................................................4
Highlights of the [ ] Industry Receipts Program................................6
The ABC Trust.................................................................12
Description of the ABC receipts...............................................12
Description of Deposited Securities...........................................13
Description of the Depositary Trust Agreement.................................14
Federal Income Tax Consequences...............................................18
ERISA Considerations..........................................................19
Plan of Distribution..........................................................19
Legal Matters.................................................................20
Where You Can Find More Information...........................................20


                            ------------------------


         This prospectus contains information you should consider when making your investment decision. With respect to information about the ABC receipts program, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the ABC receipts in any jurisdiction where the offer or sale is not permitted.

         The information appearing in this prospectus is current only as its date.

                                     SUMMARY

         The ABC Trust will be formed under the depositary trust agreement, dated as of [ ], 1999 among [ ], as trustee, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust will hold shares of common stock issued by [ ] specified companies in the [ ] industry on your behalf. Except when a reconstitution event occurs, the group of companies will not change.

         Under no circumstances will a new company be added to the list of companies after a particular receipt program is established.

         The trust will issue ABC receipts that represent your undivided beneficial ownership interest in the shares of common stock held by the ABC Trust on your behalf. The receipts are separate from the underlying securities that are evidenced by the receipts.

                                  RISK FACTORS

         An investment in ABC receipts involves risks similar to investing in each of deposited securities outside of the receipt program, as well as the risks associated with concentrated investments in a particular sector, group or industry.

o Because the value of the ABC receipts is directly related to the value of the underlying securities, you may lose all or a substantial portion of your investment in ABC receipts.

o ABC receipts may trade at a discount to the aggregate value of the deposited securities.

o In selecting the securities eligible for deposit, Merrill Lynch, Pierce, Fenner & Smith Incorporated have selected the [ ] [industry] companies based only on the program's selection criteria, without regard for the deposited securities' value, price performance, volatility or investment merit. Consequently, the ABC Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company in the ABC receipt is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates.

o The ABC receipts may not be representative of the [________] industry and the deposited securities may not continue to meet the program's selection criteria as a result of market fluctuations changes in the businesses of the issuers of deposited securities and changes in the industry.

o As a result of market fluctuation and/or reconstitution events, ABC receipts may represent a concentrated investment in one or more of the deposited securities.

o Owners of ABC receipts wishing to participate in a tender offer with respect to deposited securities trust cancel their receipts which involves payment of the cancellation fee, in order to tender.

o Trading in the ABC receipts may be halted in the event trading in one or more of the deposited securities is halted. If so, you will not be able to trade your receipts even though there is trading in some of the deposited securities.

o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates may from time to time engage in transactions involving the deposited securities for their proprietary accounts and for other accounts under their management, which my influence the value of the deposited securities and therefore the value of the ABC receipts. Accordingly, under some circumstances, conflicts of interest may arise.

o Purchasing activity of deposited securities on the secondary trading market for the initial deposits into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of receipts, could temporarily increase the market price of the shares of the underlying issuers, resulting in a higher price on that date. This purchasing activity also could temporarily limit the liquidity of the deposited securities. Stock prices may accordingly decline subsequent to these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of the ABC receipts.

o        [Industry-specific risk factors will be included for each transaction.]

                 HIGHLIGHTS OF THE [ ] INDUSTRY RECEIPTS PROGRAM

         This discussion highlights information we present more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase a receipt.

Issuer                     ABC Trust Series 1999-A.

The ABC Trust              The ABC Trust will be formed under the depositary
                           trust agreement, dated as of [ ], 1999 among [ ], as trustee, and Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated, as the initial depositor. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial Depositor          Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee [ ], a [ ] banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of
   ABC receipts            The ABC receipts are designed to achieve the
                           following:

                           o Diversification. ABC receipts are designed to allow you to diversify your investment in a particular sector, group or industry through a single, exchange-listed instrument representing their beneficial ownership of the deposited securities.

                           o Flexibility. The beneficial owners of ABC receipts have undivided beneficial ownership interests in each of the deposited securities evidenced by the ABC receipts, and can cancel their ABC receipts to receive each of the deposited securities evidenced by the receipts.

                           o Transaction costs. The expenses associated with trading ABC receipts are expected to be less than trading each of the deposited securities separately.

ABC Trust assets           The trust will hold shares of common stock issued by
                           [ ] specified companies in the [ ] industry on your behalf. Except when a reconstitution event occurs, the group of companies will not change.
                           Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Reconstitution Events."
                           Under no circumstances will a new company be added to the list of companies after a particular receipt program is established.

                           The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals during the life of the trust.

The ABC receipts           The trust will issue ABC receipts that represent your
                           undivided beneficial ownership interest in the shares of common stock held by the ABC Trust on your behalf.
                           The receipts are separate from the underlying securities that are evidenced by the receipts.

                           The specific share amounts for each round-lot of 100 ABC receipts are set forth in the chart below and were determined on [ ], 1999 so that the initial weightings of each stock in the receipt will approximate the relative market capitalizations of the specified companies subject to a maximum weight of [20]%. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including during the period between the date of this prospectus and the date the receipts are first issued to the public.

                           The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the deposited shares.

                           The following chart provides the

                           o names of the [ ] issuers of the deposited securities that make up a receipt,

                           o        stock ticker symbols,

                           o share amounts reflected in a round-lot of 100 ABC receipts,

                           o        initial weightings, and

                           o the principal market on which the shares of common stock of the selected companies are traded.

                                                                        Primary
                     Name of                  Share       Initial       Trading
                     Company      Ticker     Amounts     Weighting       Market











                           These companies generally are considered to be the [ ] largest and most liquid companies in the [ ] industry as measured by market capitalization and trading volume on [ ], 1999. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                           The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, receipts in a round-lot of 100 ABC receipts and round-lot multiples.

                           The number of outstanding receipts will increase and decrease as a result of in-kind deposits and withdrawals. The trust will stand ready to issue additional ABC receipts on a continuous basis when an investor deposits the required shares of common stock with [ ], as trustee.

Public offering
   price The initial public offering price for 100 ABC receipts will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount appearing in the above table, plus the underwriting fee.

Purchases                  After the initial offering, you may acquire ABC
                           receipts in two ways:

                           o through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                           o through a cash payment in the secondary trading market.

Underwriting
   fees If you wish to purchase ABC receipts in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                           o For purchases of 10,000 receipts or less, [2]%.

                           o For purchases in excess of 10,000 receipts, [ ]%.

                           You will not be charged any issuance fee or other sales commission in connection with purchases of ABC receipts made in the initial public offering.

Issuance and
   cancellation fees       After the initial offering, if you wish to create ABC
                           receipts by delivering to the trust the requisite shares of common stock evidencing an ABC receipt, [ ] as trustee will charge you a issuance fee of up to $10.00 per 100 ABC receipts. If you wish to cancel your ABC receipts and withdraw your deposited securities, [ ] as trustee will charge you a cancellation fee of up to $10.00 per 100 ABC receipts.

Commissions                If you choose to create ABC receipts after the
                           conclusion of the trust's initial public offering, you will not be charged the underwriting fee.
                           However, in addition to the issuance and cancellation fees charged by the Trustee that are described above, you will be responsible for paying any sales commissions associated with your purchase of the deposited securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated or another broker.

Custody Fees               [ ], as trustee and as custodian, will charge you a
                           quarterly custody fee of $2.00 per 100 ABC receipts to be deducted from any dividend payments on deposited shares received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

Rights relating
   to the ABC
   receipts You have the right to withdraw the deposited securities upon request by delivering your ABC receipts to [ ], as trustee, during the trustee's business hours, and paying the trustee's fees and withdrawal expenses. You should receive the deposited shares no later than the business day after the trustee receives a properly completed withdrawal request and endorsed ABC receipts. Except with respect to the right to vote for dissolution of the ABC Trust, the ABC receipts will not have voting rights.

Rights relating
   to the deposited
   securities
                           You have the right to:

                           o all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the deposited securities.

                           o receive all proxy materials received by the trustee and will have the right to instruct [ ], as trustee, to vote the shares evidenced by your ABC receipts or may attend shareholder meetings yourself.

                           o receive dividends and other distributions on the deposited shares, if any are declared and paid to the trustee by an issuer of the deposited shares. If you wish to participate in a tender offer for deposited shares, you must obtain the deposited shares by surrendering your receipt and receiving all deposited shares evidenced by the receipt. For specific information about obtaining your deposited securities, you should read the discussion under the caption "Description of Depositary Trust Agreement."

Reconstitution
   events                  A.       If a company with deposited shares evidenced
                                    by an ABC receipt no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be a deposited security and the trustee will distribute the shares of that company to the owners of the ABC receipts.

                           B. If the SEC finds that a company with deposited shares evidenced by an ABC receipt is a company that should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC receipts.

                           C. If the deposited shares of a company evidenced by an ABC receipt are no longer outstanding because the shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC receipts, unless the consideration is additional shares of already deposited shares, in which case these additional shares will be deposited into the trust.

                           D. If an underlying issuer's deposited shares are delisted from trading on national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted.

                           If a reconstitution event occurs, the trustee will deliver the deposited security to you within three calendar days from the occurrence of a reconstitution event.

Termination
   events                  A.       The ABC receipts are delisted from the [ ]
                                    Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted.

                           B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the ABC receipt holders of its intent to resign.

                           C. [ ]% of owners of outstanding ABC receipts vote to dissolve and liquidate the trust.

                           If a termination event occurs, the trustee will distribute the deposited securities to you within three calendar days after the termination event occurs.

Federal income tax
   consequences            The federal income tax laws will treat a U.S. holder
                           as directly owning the deposited securities. The receipt will not result in any federal tax consequences separate from the tax consequences associated with ownership of the deposited shares.

Listing Application has been made to list the ABC receipts on the [ ] Exchange under the symbol "[ ]." It is anticipated that a minimum of 150,000 receipts will be required to be outstanding when trading begins.

Trading While investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 ABC receipts, bid and ask prices will be quoted on a per receipt basis.

Clearance and
    settlement             The trust only will issue ABC receipts in book-entry
                           form. The trust will issue the ABC receipts in one or more global certificates that the trustee will deposit with the Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of the ABC receipts."

                                  THE ABC TRUST

         General. This discussion highlights information about the ABC Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase a receipt. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The ABC Trust. The trust will be formed pursuant to the depositary trust agreement, dated as of [ ], 1999. [ ] will be the trustee. The ABC Trust is not a registered investment company under the Investment Company Act of 1940.

         The ABC Trust is intended to hold deposited shares for the benefit of owners of the ABC receipts. The trustee will perform only administrative and ministerial acts.

         The property of the trust will consist of the deposited securities and all monies or other property, if any, received by the trustee on behalf of the trust and for the benefit of the owners of the ABC receipts.

         The trust will terminate on December 31, 2039, or earlier if a termination event occurs.


                         DESCRIPTION OF THE ABC RECEIPTS

         The trust will issue ABC receipts under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." After the initial offering, the trust may issue additional ABC receipts on a continuous basis when an investor deposits the requisite shares of common stock with the trustee.

         You may only acquire, hold, trade and surrender ABC receipts in a round-lot of 100 ABC receipts and round-lot multiples.

         ABC receipts will represent your individual and undivided beneficial ownership interest in the common stock of [ ] companies in the [ ] industry. The [ ] companies selected as part of this receipt program are listed above in the section entitled "Highlights of the [ ] Industry Receipts Program--The ABC receipts."

         Beneficial owners of ABC receipts will have the same rights, privileges and obligations as they would have if they beneficially owned the common stock of the companies outside of the receipt program. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the deposited securities, if any are declared and paid to the trustee by an issuer of a deposited security, as well as the right to surrender ABC receipts in return for the deposited shares. See "Description of the Depositary Trust Agreement" starting on page 12 of this prospectus. The ABC receipts are not intended to change receipt holders' beneficial ownership of the deposited securities under federal securities laws, including Sections 13(d) and 16(c) of the Securities Exchange Act of 1934 and SEC rules and regulations.

         The trust will issue the ABC receipts in the form of one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. The ABC receipts will be available only in book-entry form. Owners of ABC receipts may hold their ABC receipts through DTC, if they are participants of DTC, or indirectly through entities that are participants in DTC.


                       DESCRIPTION OF DEPOSITED SECURITIES

         Selection criteria. The companies were selected from a universe of companies in the [ ] industry whose common stock is registered under Section 12 of the Exchange Act. The companies whose shares of common stock the ABC receipts evidence are the [ ] largest companies in the [ ] industry as measured by market capitalization as of [ ], 1999, and which also have an average 60-day daily trading volume of at least [ ]. The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders.

         Deposited securities. For a list of the companies that make up a receipt, please refer to "Highlights of the [ ] Industry Receipts Program--The ABC receipts." If the list changes because of a reconstitution event, the revised list will be set forth in a prospectus supplement.

         No investigation. In selecting the securities eligible for deposit, the trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, [ ], as trustee, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire ABC receipts, you should consider publicly available financial and other information about the issuers of the deposited securities. See "Risk Factors" and "Available Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

         Historical Information. The following table sets forth the high and low market prices during 1994, 1995, 1996, 1997, 1998 and 1999 through August ___, 1999, and the market price on August ___, 1999. All market prices are rounded to the nearest one-sixty-fourth dollar. The historical prices of the deposited securities should not be taken as an indication of future performance.




Deposited Securities                  High               Low              Last
--------------------                --------          --------          --------
1994
1995
1995
1997
1998
1999



                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of [ ], 1999, among Merrill Lynch, Pierce, Fenner & Smith, as initial depositor, [state or federal chartered U.S. Bank], as trustee, and the owners of the ABC receipts provides that ABC receipts will represent the common stock of the specified companies.

         The Trustee [ ]

         Issuance, transfer and surrender of ABC receipts. You may receive from the trust, hold in your investment portfolio, transfer in the trading market and surrender for deposited shares ABC receipts only in integral multiples of 100 ABC receipts; that is, round-lots. You may deposit shares into the trust by delivering the required number of shares to the trustee. You must endorse or otherwise complete documents so that you or a person acting on your behalf may deposit the securities into the trust in return for a round-lot of 100 ABC receipts. You must deposit shares in an amount equal to a round-lot of 100 ABC receipts. Similarly, you must surrender ABC receipts in integral multiples of 100 ABC receipts to withdraw deposited shares from the trust. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within 24 hours of receipt of your withdrawal request.

         Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the deposited shares.

         Under the depositary trust agreement, ABC receipt holders, other than Merrill Lynch, Pierce, Fenner & Smith owning receipts for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the ABC Trust.

         Distributions. You will be entitled to receive, net of trustee fees, if any, distributions of cash, including dividends, securities or property, if any, made with respect to the deposited securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions within three calendar days from the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the deposited securities directly. You will be obligated to pay any tax or other governmental charge that may become due with respect to the ABC receipts. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its custody fee of $2.00 per 100 ABC receipts from quarterly dividends, if any, paid to the trustee by the issuers of the deposited securities. [ ], as trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the deposited securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the deposited securities.

         Withdrawal of deposited securities. You may surrender your ABC receipts and receive deposited securities evidenced by those ABC receipts during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your deposited securities no later than the business day after the trustee receives your request. If you surrender ABC receipts in order to receive deposited securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC receipts.

         Further issuances of ABC receipts. The depositary trust agreement will provide for further issuances of ABC receipts on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of deposited shares to you in four circumstances.

         1. If a company with deposited shares evidenced by an ABC receipt no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be a deposited security and the trustee will distribute the shares of that company to the owners of the ABC receipts.

         2. If the SEC finds that a company with deposited shares evidenced by an ABC receipt is a company that should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC receipts.

         3. If the deposited shares of a company with deposited shares evidenced by an ABC receipt are no longer outstanding because the shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC receipts, unless the consideration is additional shares of already deposited shares, in which case these additional shares will be deposited into the trust.

         4. If an underlying issuer's deposited shares are delisted from trading on their primary exchange or market and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted.

         If a reconstitution event occurs, the trustee will deliver the deposited security to you within three calendar days from the occurrence of a reconstitution event.

         Termination of depositary trust agreement. The trustee may terminate the depositary trust agreement by mailing notice of the termination to you if 60 days have passed after the trustee resigns and no successor trustee is appointed by the initial depositor within 60 days from the date the trustee provides notice to the ABC receipt holders of its intent to resign. Upon termination, the owners of ABC receipts will surrender their ABC receipts as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of ABC receipts. The trust also will terminate when the ABC receipts are delisted from the [ ] Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 30 days from the date the receipts are delisted. Finally, the trust will be terminated if [ ]% of owners of outstanding ABC receipts vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the deposited securities to you within three calendar days after the termination event occurs.

         Amendment of depositary trust agreement. The trustee may amend any provisions of the depositary trust agreement without the consent of the initial depositor or any of the owners of the ABC receipts, to cure any ambiguity, to correct or supplement any inconsistent provisions, to add any other provisions with respect to matters or questions arising under the agreement that will not be inconsistent with the agreement's provisions. The amendment, however, must not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of the owners of the ABC receipts. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of the ABC receipts. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC receipts will not become effective until 30 days after notice of the amendment is given to the owners of ABC receipts.

         Issuance and cancellation Fees. After the initial public offering, we expect the trust to issue more ABC receipts. If you wish to create ABC receipts by delivering to the trust the requisite stocks evidenced an ABC Receipt, [ ] as trustee, will charge you an issuance fee of up to $10.00 per 100 ABC receipts. If you wish to cancel your ABC receipts and withdraw your deposited securities, [ ], as trustee, will charge you a cancellation fee of up to $10.00 per 100 ABC receipts. The trustee may negotiate either of these fees depending on the volume, frequency and size of the transactions with the person.

         Commissions. If you choose to create ABC receipts after the conclusion of the trust's initial public offering, you will not be charged the Underwriting Fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the deposited securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

         Custody fees. [ ], as trustee and as custodian, will charge you a quarterly custody fee of $2.00 per 100 ABC receipts to be deducted from any dividend payments on deposited shares received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

         Address of the trustee. [ ]

         Governing law. The depositary trust agreement and the ABC receipts will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the deposited securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC receipts (other than the execution and authentication thereof), except for the trustee's representation as to the due execution of all documents signed by it.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the ABC receipts for:

         o a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"), and

         o any person other than a U.S. holder (a "Non-U.S. receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC receipts as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of ABC receipts

         A receipt holder purchasing and owning ABC receipts will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the deposited securities represented by the ABC receipts. Consequently, if there is a taxable cash distribution on a deposited security, a holder will recognize income with respect to the distribution at the time the distribution is received by the Trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the deposited securities by allocating the purchase price for the receipt among the deposited securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the deposited securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security.

         The distribution of any securities by the trust upon the occurrence of a reconstitution event or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the deposited securities. Accordingly, a holder includes this fee in its tax basis in the deposited securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each deposited security. Similarly, the brokerage fee incurred in selling a receipt will reduce the amount realized with respect to the deposited securities.

         A holder will be required to include in its income the full amount of dividends paid on the deposited securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the deposited securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. holders

         Non-U.S. holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the deposited securities.


                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire a receipt should consult with its counsel with respect to the potential applicability of ERISA and the Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of the ABC receipts is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

         In accordance with the depository trust agreement, the ABC Trust will sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase, [_____] ABC receipts. Merrill Lynch, Pierce, Fenner & Smith

Incorporated, as underwriter, proposes to offer the ABC receipts to the public at the offering price set forth on the cover page of this prospectus. After the initial offering, the public offering price, concession and discount may be changed.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to the issuers of the deposited securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated will indemnify the ABC Trust against civil liabilities related to the initial deposit, including liabilities under the Securities Act, or will contribute to payments the Trust may be required to make in respect thereof.


                                  LEGAL MATTERS

         Legal matters, including the validity of the ABC receipts will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York, by the time the registration statement is effective. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences by the time the registration statement is effective.


                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated have filed a registration statement on Form S-1 with the SEC covering the ABC receipts. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         Our registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the ABC Trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

         Because the common stock of the issuers of the deposited securities is registered under the Exchange Act, the issuers of the deposited securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the deposited securities, information provided to or filed with the SEC by the issuers of the deposited securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the deposited securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any information regarding the issuers of the deposited securities.

         We are not affiliated with the issuers of the deposited securities, and the issuers of the deposited securities have no obligations with respect to the ABC receipts. This prospectus relates only to the ABC receipts and does not relate to the common stock or other securities of the issuers of the deposited securities. The information in this prospectus regarding the issuers of the deposited securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the deposited securities in connection with this ABC receipts program. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the deposited securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the deposited securities, and therefore the offering and trading prices of the ABC receipts, have been publicly disclosed.

         From time to time, in the ordinary course of business, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated may have engaged and may in the future engage in investment banking activities on behalf of some of the issuers of the deposited securities as well as served as counterparty in other transactions.

================================================================================



                                      LOGO


                            [Number of ABC receipts]

                             ABC Trust Series 1999-A








                         ------------------------------

                               P R O S P E C T U S

                         ------------------------------








                               MERRILL LYNCH & CO.







                                 August __, 1999







         Until [ ], 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC receipts, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.     Other Expenses of Issuance and Distribution.

             The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:


Securities and Exchange Commission registration fee...............      $[     ]
Printing and engraving expenses...................................       [     ]
Legal fees and expenses...........................................       [     ]
Rating agency fees................................................       [     ]
Miscellaneous.....................................................   ____[_____]

                               Total.............................. $[          ]
                                                                    ============

Item 15.     Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.     Exhibits.

         See Exhibit Index.

Item 17.     Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 28, 1999.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                        By:                  *
                                           -------------------------------------
                                           Name:  Michael Castellano
                                           Title: Chief Financial Officer
                                                   and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on July 28, 1999.



             Signature                                 Title
             ---------                                 -----


              *
-------------------------------
       Michael Castellano                     Chief Financial Officer
                                              and Controller

              *
-------------------------------
       George A. Schieren                     Director


              *
-------------------------------
       John L. Steffens                       Director


*By: /s/ Stephen G. Bodurtha                  Attorney-in-Fact
    -------------------------------
         Stephen G. Bodurtha

                                INDEX TO EXHIBITS


Exhibits                                                 Sequential page numbers
--------                                                 -----------------------

*        4.1  Form of Depositary Trust Agreement

*        4.2  Form of ABC receipts

** 5.1 Opinion of Shearman & Sterling regarding the validity of the ABC receipts

** 8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

*        24.1 Power of Attorney (included on page II-3 of original filing)


----------

*        Previously filed.
**       To be filed by amendment.